Weinberg & Company, PA
                                                     Certified Public Accountant
                                             1875 Century Park East  - Suite 600
                                                           Los Angeles, CA 90067
                                    Tel:(310) 407 - 5450  FAX:  (310) 407 - 5451



                      CONSENT OF THE INDEPENDENT ACCOUNTANT


As the independent auditor for EAPI Entertainment, Inc. (Formerly Duro Enzyme Products, Inc.), I hereby consent to the incorporation by reference in this Form 10-KSB statement of my report, relating to the audited financial statements dated February 27, 2004 for the year ended September 30, 2003.



/s/  Weinberg & Company

March 17, 2004


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